As filed with the U.S. Securities and Exchange Commission on May 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	98-1378631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard, Suite 300

The Woodlands, TX 77381

(Address of Principal Executive Offices)

TARGET HOSPITALITY CORP. 2019 INCENTIVE AWARD PLAN

(Full title of the plan)

Heidi D. Lewis

Executive Vice President, General Counsel and Secretary

Target Hospitality Corp.

9320 Lakeside Boulevard, Suite 300

The Woodlands, TX 77381

(Name and address of agent for service)

(800) 832-4242

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Jeffrey J. Pellegrino

Melisa Brower

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Target Hospitality Corp. (the “Registrant”) with the Securities Exchange Commission (the “Commission”) to register 4,000,000 additional shares of the Registrant’s common stock, par value $0.0001 per share (“Shares”), under the Target Hospitality Corp. 2019 Incentive Award Plan (the “Plan”) pursuant to the amendment of the Plan approved by the board of directors of the Registrant on March 10, 2026, and by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders on May 21, 2026. The Shares are in addition to the shares previously registered on the Registrant’s Registration Statements on Form S-8 with respect to the Plan filed with the Commission on May 20, 2019 (File No. 333-231621), May 25, 2022 (File No. 333-265195), and May 23, 2025 (File No. 333-287553) (together, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

The following documents, or excerpts thereof as indicated, filed by the Registrant with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a) A description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38343), filed with the Commission on January 10, 2018, including any amendments or reports filed for the purpose of updating such description;

(b) The Registrant’s Annual Report on Form 10-K (File No. 001-38343) for the fiscal year ended December 31, 2025, filed with the Commission on March 11, 2026;

(c) The Registrant’s Quarterly Report on Form 10-Q (File No. 001-38343) for the quarter ended March 31, 2026, filed with the Commission on May 11, 2026; and

(d) The Registrant’s Current Reports on Form 8-K and 8-K/A filed with the Commission on January 13, 2026, January 27, 2026, March 3, 2026, March 11, 2026 (current report filed under Item 5.02 and related exhibits filed under Item 9.01, SEC Accession No: 0001104659-26-026445), April 22, 2026, May 7, 2026, and May 21, 2026 (to the extent such reports are filed, not furnished).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Target Hospitality Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 23, 2022 and incorporated by reference herein).

4.2	Fifth Amended and Restated Bylaws of Target Hospitality Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 24, 2025).

4.3	Target Hospitality Corp. 2019 Incentive Award Plan (filed as Annex B Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed on March 21, 2019 and incorporated by reference herein).

4.4	First Amendment to the Target Hospitality Corp. 2019 Incentive Award Plan (filed as Annex B in the Registrant’s Definitive Proxy Statement, filed on April 7, 2022 and incorporated by reference herein).

4.5	Second Amendment to the Target Hospitality Corp. 2019 Incentive Award Plan (filed as Annex A in the Registrant’s Definitive Proxy Statement, filed on April 8, 2025 and incorporated by reference herein).

4.6	Third Amendment to the Target Hospitality Corp. 2019 Incentive Award Plan (filed as Annex A in the Registrant’s Definitive Proxy Statement, filed on April 7, 2026 and incorporated by reference herein).

5.1*	Opinion of Allen Overy Shearman Sterling US LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Allen Overy Shearman Sterling US LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the Signature Page)

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on May 21, 2026.

TARGET HOSPITALITY CORP.

By:	/s/ James B. Archer
Name:	James B. Archer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Heidi D. Lewis and Jason Vlacich her or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed below by the following persons in the capacities as of the 21st day of May 2026.

Signature	Capacity in Which Signed

/s/ James B. Archer	President and Chief Executive Officer and Director
James B. Archer	(Principal Executive Officer)

/s/ Jason Vlacich	Chief Financial Officer
Jason Vlacich	(Principal Financial Officer)

/s/ Cyril J. Hahamski	Chief Accounting Officer
Cyril J. Hahamski	(Principal Accounting Officer)

/s/ Stephen Robertson	Chairman of the Board
Stephen Robertson

/s/ Alejandro Hernandez	Director
Alejandro Hernandez

/s/ Paul Hohnsbeen	Director
Paul Hohnsbeen

/s/ Martin L. Jimmerson	Director
Martin L. Jimmerson

/s/ Linda Medler	Director
Linda Medler

/s/ Pamela H. Patenaude	Director
Pamela H. Patenaude